UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 14, 2018

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2018, the Board of Directors (the “Board”) of American Eagle Outfitters, Inc. (the “Company”) expanded the size of the Board of Directors from six to seven members and, effective March 19, 2018, appointed Sujatha Chandrasekaran as a Class I director of the Company, with a term expiring at the Company’s 2020 Annual Meeting. Ms. Chandrasekaran has been appointed to serve on the Audit Committee.

Ms. Chandrasekaran will receive compensation for her service on the Board consistent with the Company’s current non-employee director compensation program, a description of which is set forth on pages 16-17 of the Company’s definitive proxy statement filed on April 12, 2017. The Board also approved (i) the grant to Ms. Chandrasekaran of an equity award in fully vested shares of the Company’s common stock with a fair market value of $5,417, subject to the terms of the Company’s 2017 Stock Award and Incentive Plan, and (ii) $3,069 representing a pro rata Board and committee cash retainer amount. Ms. Chandrasekaran is expected to enter into the Company’s standard form of indemnification agreement with the Company which, subject to certain exceptions, generally provides that the Company will indemnify her, to the fullest extent permitted by law, in connection with any claims, suits or proceedings arising as a result of service as a director of the Company or any subsidiary of the Company, including against third-party claims and proceedings brought by or in right of the Company.

Ms. Chandrasekaran has served as the Chief Information Officer at Kimberly-Clark Corporation since May 16, 2016 and previously served as Senior Vice President, Global Chief Technology Officer and Chief Data Officer at WalMart Stores Inc. since 2012. There are no arrangements or understandings between Ms. Chandrasekaran and any other person pursuant to which Ms. Chandrasekaran was appointed as a director, and there are no transactions between Ms. Chandrasekaran and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On March 14, 2018, the Compensation Committee (the “Committee”) of the Board approved the grant of cash bonuses to the following executive officers of the Company: Jay L. Schottenstein, Chief Executive Officer, in the amount of $1,312,500; Robert L. Madore, Executive Vice President and Chief Financial Officer, in the amount of $361,250; Charles F. Kessler, Global Brand President – American Eagle Outfitters, in the amount of $531,500; and Jennifer M. Foyle, Global Brand President – Aerie, in the amount of $484,400.

The Committee determined to grant these awards in recognition of the Company’s delivery of record sales and strong results in Fiscal 2017, including, but not limited to, twelve consecutive quarters of comparable sales increases. Results were particularly strong in the critical second half of Fiscal 2017 across key indicators relative to the Company’s retail industry peer group. In light of Messrs. Schottenstein’s, Madore’s, Kessler’s, and Ms. Foyle’s significant responsibilities and leadership during Fiscal 2017, these awards further the Committee’s goal of maintaining an executive compensation program that is designed to reward, motivate and retain key executives who will continue to promote the Company’s growth and create sustained stockholder value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC. (Registrant)

March 16, 2018	By:	/s/ Stacy Siegal
Stacy Siegal
Senior Vice President and General Counsel